UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 19, 2013, Oclaro, Inc. (the “Company”) issued a press release announcing that holders of all $25,000,000 in aggregate principal amount of the 7.50% Exchangeable Senior Secured Second Lien Notes due 2018 (the “Notes”) issued by the Company’s indirect, wholly-owned subsidiary, Oclaro Luxembourg S.A., have exercised their right to exchange their Notes for shares of the Company’s common stock, par value $0.01 per share (the “Common Stock).

The exchange rate for the exchanges (the “Exchanges”) was 541.7118 shares of Common Stock per $1,000 in principal amount of Notes, equivalent to an exchange price of approximately $1.846 per share. Accordingly, the Company will issue 13,542,791 shares of Common Stock in connection with the Exchanges, with cash payable in lieu of fractional shares. In addition, pursuant to the terms of the indenture governing the Notes, the exchanging holders were entitled to an interest make-whole premium in connection with the Exchanges, which totaled approximately $8.3 million in the aggregate.

As of December 24, 2013, no notes will remain outstanding.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	PressRelease issued by the Company on December 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: December 19, 2013	By:	/s/ Mike Fernicola
Mike Fernicola
Chief Accounting Officer

EXHIBIT LIST

Exhibit No.	Description

99.1	PressRelease issued by the Company on December 19, 2013.